EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Amendment No. 1 to the Annual Report on Form 10-K of ProSight Global, Inc. (the “Company”) for the year ended December 31, 2019, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Lawrence Hannon, as Chief Executive Officer of the Company, and Anthony S. Piszel, as Chief Financial Officer of the Company, hereby certify pursuant to Title 18, Chapter 63, Section 1350 of the United States Code, as adopted by Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of our knowledge:

(1)  the Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(2)  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 10, 2020	By:	/s/ Lawrence Hannon
	Name:	Lawrence Hannon
	Title:	Chief Executive Officer
(Principal Executive Officer)

Date: March 10, 2020	By:	/s/ Anthony S. Piszel
	Name:	Anthony S. Piszel
	Title:	Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)